AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997
                                                         REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         _____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         _____________________________

                          COULTER PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)
                         _____________________________

             DELAWARE                                 94-3219075
     (State of Incorporation)             (I.R.S. Employer Identification No.)
                         _____________________________

                          COULTER PHARMACEUTICAL, INC.
                        550 CALIFORNIA AVENUE, SUITE 200
                           PALO ALTO, CA  94306-1440
                                 (415) 842-7300
         (Address and telephone number of principal executive offices)
                         _____________________________

                           1996 EQUITY INCENTIVE PLAN
                           1995 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                               MICHAEL F. BIGHAM
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          COULTER PHARMACEUTICAL, INC.
                        550 CALIFORNIA AVENUE, SUITE 200
                           PALO ALTO, CA  94306-1440
                                 (415) 842-7300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ____________________________
                                   Copies to:
                              JAMES C. KITCH, ESQ.
                               JOHN A. DADO, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                           PALO ALTO, CA  94306-2155
                                 (415) 843-5000
                          ____________________________


                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                        PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE PER SHARE      AGGREGATE OFFERING           Amount of
        REGISTERED                REGISTERED                  (1)                     PRICE (1)           Registration Fee
Stock Options and Common
Stock ($.001 par value)            2,571,471                $ 7.135989               $ 18,349,989               $ 5,561
==========================================================================================================================

         (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by Coulter Pharmaceutical, Inc. (the "Registrant") under the Registrant's 1995 Equity Incentive Plan and 1996 Equity Incentive Plan (the "Incentive Plans") or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market for March 7, 1997, for (i) shares reserved for future grant pursuant to the 1996 Equity Incentive Plan, and (ii) shares issuable pursuant to the Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).

NOTES TO CALCULATION OF REGISTRATION FEE
================================================================================
The chart below details the calculations of the registration fee:

                             TYPE OF SHARES              NUMBER OF SHARES   OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE
                             --------------              ----------------   ------------------------   ------------------------
                  Shares issuable pursuant to                217,370            $ 0.30   (1)(a)             $  65,211.00
                  outstanding options under 1995
                  Equity Incentive Plan                      212,331            $ 0.75   (1)(a)             $ 159,248.25

                                                              74,665            $ 1.20   (1)(a)             $  89,598.00

                                                             242,107            $ 2.25   (1)(a)             $ 544,740.75

                                                              54,998            $ 4.50   (1)(a)             $ 247,491.00

                                                              20,000            $ 12.00   (1)(a)            $ 240,000.00



                  Shares issuable pursuant to                 20,000            $12.00   (1)(a)             $ 240,000.00
                  outstanding options under 1996
                  Equity Incentive Plan

                  Shares reserved for future               1,380,000            $ 9.69 (1)(b)(i)         $ 13,372,200.00
                  issuance pursuant to the 1996
                  Equity Incentive Plan

                  Shares issuable pursuant to the            350,000            $ 9.69(1)(b)(ii)         $  3,391,500.00
                  Employee Stock Purchase Plan

                  Proposed Maximum Offering Price                                                        $ 18,349,989.00

                  Registration Fee                                                                            $ 5,561.00



Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.












                                      ii.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Coulter Pharmaceutical, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securites Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or
(2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in the registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, Cooley Godward and certain members of Cooley Godward beneficially owned an aggregate of approximately 7,810 shares of the Registrant's Common Stock.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

         The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and





                                       1.

in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                                    EXHIBITS

EXHIBIT
NUMBER

4.1*     Amended and Restated Certificate of Incorporation of the Registrant.

4.2*     Bylaws of the Registrant.

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1*    The Registrant's 1996 Equity Incentive Plan.

99.2*    Form of Incentive Stock Option under the 1996 Equity Incentive Plan.

99.3*    Form of Nonstatutory Stock Option under the 1996 Equity Incentive
         Plan.

99.4*    Employee Stock Purchase Plan.

99.5     Employee Stock Purchase Plan Offering Document.

99.6     The Registrant's 1995 Equity Incentive Plan

    * Documents incorporated by reference from the Registrant's Registration Statement on Form S-1 filed with the SEC on December 11, 1996.


                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.





                                       2.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





















                                       3.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 13, 1997.




                                        COULTER PHARMACEUTICAL, INC.



                                        By /s/ Michael F. Bigham
                                          -------------------------------------
                                           Michael F. Bigham
                                           President and Chief Executive Officer



                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Bigham and William G. Harris and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                          DATE

/s/ Michael F. Bigham           President, Chief Executive       March 13, 1997
----------------------------    Officer and Director
    Michael F. Bigham           (Principal Executive Officer)


/s/ William G. Harris           Vice President and Chief         March 13, 1997
----------------------------    Financial Officer
    William G. Harris           (Principal Financial and
                                Accounting Officer)


/s/ Brian Atwood                Director                         March 13, 1997
----------------------------
    Brian Atwood


/s/ Donald L. Lucas             Director                         March 13, 1997
----------------------------
    Donald L. Lucas


/s/ Robert Momsen               Director                         March 13, 1997
----------------------------
    Robert Momsen














                                       4.

/s/ Arnold Oronsky              Director                         March 13, 1997
-----------------------------
    Arnold Oronsky


/s/ Sue Van                     Director                         March 13, 1997
-----------------------------
    Sue Van



/s/ George J. Sella, Jr.        Director                         March 13, 1997
-----------------------------
    George J. Sella, Jr.


/s/ Joseph R. Coulter, III      Director                         March 13, 1997
-----------------------------
    Joseph R. Coulter, III























                                       5.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION

4.1* Amended and Restated Certificate of Incorporation of the Registrant.

4.2*     Bylaws of the Registrant.

5.1      Opinion of Cooley Godward LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Cooley Godward LLP.  Reference is made to
         Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1*    The Registrant's 1996 Equity Incentive Plan.

99.2*    Form of Incentive Stock Option under the 1996 Equity
         Incentive Plan.

99.3*    Form of Non-statutory Stock Option under the 1996
         Equity Incentive Plan.

99.4*    Employee Stock Purchase Plan.

99.5     Employee Stock Purchase Plan Offering Document.

99.6     The Registrant's 1995 Equity Incentive Plan.

    * Documents incorporated by reference from the Registrant's Registration Statement on Form
         S-1 filed with the SEC on December 11, 1996.